USA TRUCK®

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

USA TRUCK, INC.

CUSIP 902925 10 6

SEE REVERSE FOR CERTAIN DEFINITIONS, LEGENDS AND RESTRICTIONS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON CAPITAL STOCK, PAR VALUE $.01 PER SHARE, OF

USA TRUCK, INC., transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

USA TRUCK, INC.
CORPORATE
SEAL
1986
DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

David P. Marano

SECRETARY

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
Jersey City, NJ
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

ABnote North America
711 ARMSTRONG LANE, COLUMBIA, TN 38401
(931) 388-3003
SALES: HOLLY GRONER 931-490-7660

PROOF OF: JUNE 1, 2017
USA TRUCK, INC.
WO - 11118 FACE
OPERATOR: DKS
NEW

COLORS SELECTED FOR PRINTING: SILVEROUT AND OVERPRINT IN BLACK.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐ OK AS IS ☐ OK WITH CHANGES ☐ MAKE CHANGES AND SEND ANOTHER PROOF

PREVIOUSLY PRINTED CERTIFICATE SCANNED FOR PROOFING

USA TRUCK, INC.

The record holder of this Certificate may obtain from the Secretary of the Corporation, upon request and without charges, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of preferred shares authorized to be issued so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– __________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________
(State)

Additional abbreviations may also be used though not in the above list.

For Value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________

____ Attorney to

transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________

X ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

ABnote North America 711 ARMSTRONG LANE, COLUMBIA, TN 38401 (931) 388-3003	PROOF OF: JUNE 1, 2017 USA TRUCK, INC. WO - 11116 BACK OPERATOR: DKS
SALES: HOLLY GRONER 931-490-7660	**NEW**

NO CHANGES TO BACK SHOWN FOR PROOF ONLY

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐OK AS IS ☐OK WITH CHANGES ☐MAKE CHANGES AND SEND ANOTHER PROOF